Exhibit 99.2

FELCOR LODGING TRUST INCORPORATED

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands, except par values)

	June 30, 2017	December 31, 2016
Assets
Investment in hotels, net of accumulated depreciation of $932,184 and $932,886 at June 30, 2017 and December 31, 2016, respectively	$1,448,346	$1,566,823
Investment in unconsolidated entities	7,657	8,312
Hotels held for sale	77,937	—
Cash and cash equivalents	58,135	47,317
Restricted cash	24,199	19,491
Accounts receivable, net of allowance for doubtful accounts of $184 and $177 at June 30, 2017 and December 31, 2016, respectively	43,923	42,080
Deferred expenses, net of accumulated amortization of $3,895 and $2,959 at June 30, 2017 and December 31, 2016, respectively	3,591	4,527
Other assets	20,240	18,542
Total assets	$1,684,028	$1,707,092

Liabilities and Equity
Debt, net of unamortized debt issuance costs of $14,803 and $15,967 at June 30, 2017 and December 31, 2016, respectively	$1,360,071	$1,338,326
Distributions payable	14,887	14,858
Accrued expenses and other liabilities	135,792	116,437
Total liabilities	1,510,750	1,469,621
Commitments and contingencies
Redeemable noncontrolling interests in FelCor LP, 610 units issued and outstanding at June 30, 2017 and December 31, 2016	4,400	4,888
Equity:
Preferred stock, $0.01 par value, 20,000 shares authorized:
Series A Cumulative Convertible Preferred Stock, 12,879 shares, liquidation value of $321,987, issued and outstanding at June 30, 2017 and December 31, 2016	309,337	309,337
Common stock, $0.01 par value, 200,000 shares authorized; 138,412 and 137,990 shares issued and outstanding at June 30, 2017 and December 31, 2016, respectively	1,384	1,380
Additional paid-in capital	2,580,539	2,576,988
Accumulated deficit	(2,774,178)	(2,706,408)
Total FelCor stockholders’ equity	117,082	181,297
Noncontrolling interests in other partnerships	7,365	7,503
Preferred equity in consolidated joint venture, liquidation value of $45,373 and $44,667 at June 30, 2017 and December 31, 2016, respectively	44,431	43,783
Total equity	168,878	232,583
Total liabilities and equity	$1,684,028	$1,707,092

The accompanying notes are an integral part of these consolidated financial statements.

FELCOR LODGING TRUST INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

For the Three and Six Months Ended June 30, 2017 and 2016

(unaudited, in thousands, except for per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Revenues:
Hotel operating revenue	$219,116	$236,761	$406,812	$446,218
Other revenue	1,324	1,145	1,732	1,832
Total revenues	220,440	237,906	408,544	448,050
Expenses:
Hotel departmental expenses	75,711	81,379	146,144	158,817
Other property-related costs	52,220	56,007	103,075	111,573
Management and franchise fees	7,726	8,501	15,276	17,726
Taxes, insurance and lease expense	15,454	14,864	29,356	28,446
Corporate expenses	6,281	6,047	13,221	14,447
Depreciation and amortization	27,528	29,177	55,366	58,360
Impairment	10,271	6,333	35,109	6,333
Other expenses	7,331	2,142	8,591	2,970
Total operating expenses	202,522	204,450	406,138	398,672
Operating income	17,918	33,456	2,406	49,378
Interest expense, net	(19,416)	(19,907)	(38,702)	(39,627)
Other gains, net	100	100	100	100
Income (loss) before equity in income from unconsolidated entities	(1,398)	13,649	(36,196)	9,851
Equity in income from unconsolidated entities	648	726	518	572
Income (loss) from continuing operations before income tax	(750)	14,375	(35,678)	10,423
Income tax	(503)	25	(1,050)	(390)
Income (loss) from continuing operations before loss on sale of hotels	(1,253)	14,400	(36,728)	10,033
Loss on sale of hotels	(207)	(630)	(873)	(1,344)
Net income (loss) and comprehensive income (loss)	(1,460)	13,770	(37,601)	8,689
Net loss attributable to noncontrolling interests in other partnerships	33	16	437	487
Net loss (income) attributable to redeemable noncontrolling interests in FelCor LP	35	(31)	221	17
Preferred distributions - consolidated joint venture	(367)	(364)	(727)	(724)
Net income (loss) and comprehensive income (loss) attributable to FelCor	(1,759)	13,391	(37,670)	8,469
Preferred dividends	(6,279)	(6,279)	(12,558)	(12,558)
Net income (loss) attributable to FelCor common stockholders	$(8,038)	$7,112	$(50,228)	$(4,089)
Basic and diluted per common share data:
Net income (loss)	$(0.06)	$0.05	$(0.36)	$(0.03)
Basic weighted average common shares outstanding	137,866	138,182	137,820	138,930
Diluted weighted average common shares outstanding	137,866	138,678	137,820	138,930

Dividends declared per common share	$0.06	$0.06	$0.12	$0.12

The accompanying notes are an integral part of these consolidated financial statements.

FELCOR LODGING TRUST INCORPORATED

CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY

For the Six Months Ended June 30, 2017 and 2016

(unaudited, in thousands, except for per share data)

	Preferred Stock		Common Stock				Noncontrolling	Preferred Equity in
	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Interests in Other Partnerships	Consolidated Joint Venture	Total Equity
Balance at December 31, 2015	12,879	$309,337	141,808	$1,418	$2,567,515	$(2,618,117)	$7,806	$43,186	$311,145
Repurchase of common stock	—	—	(4,133)	(41)	—	(27,386)	—	—	(27,427)
Issuance of stock awards	—	—	648	6	728	—	—	—	734
Cumulative effect of change in accounting for stock compensation forfeitures	—	—	—	—	185	(185)	—	—	—
Stock awards - amortization	—	—	—	—	3,677	—	—	—	3,677
Stock compensation shares withheld	—	—	(98)	(1)	—	(591)	—	—	(592)
Allocation to redeemable noncontrolling interests	—	—	—	—	563	—	—	—	563
Contribution from noncontrolling interests	—	—	—	—	—	—	530	—	530
Distribution to noncontrolling interests	—	—	—	—	—	—	(1)	—	(1)
Dividends declared:
$0.12 per common share	—	—	—	—	—	(16,666)	—	—	(16,666)
$0.975 per Series A preferred share	—	—	—	—	—	(12,558)	—	—	(12,558)
Preferred distributions - consolidated joint venture	—	—	—	—	—	—	—	(724)	(724)
Issuance of preferred equity - consolidated joint venture	—	—	—	—	—	—	—	597	597
Net income (loss) and comprehensive income (loss) (attributable to FelCor and noncontrolling interests in other partnerships)	—	—	—	—	—	8,469	(487)	724	8,706
Balance at June 30, 2016	12,879	$309,337	138,225	$1,382	$2,572,668	$(2,667,034)	$7,848	$43,783	$267,984
Balance at December 31, 2016	12,879	$309,337	137,990	$1,380	$2,576,988	$(2,706,408)	$7,503	$43,783	$232,583
Issuance of stock awards	—	—	541	5	180	—	—	—	185
Stock awards - amortization	—	—	—	—	3,178	—	—	—	3,178
Stock compensation shares withheld	—	—	(119)	(1)	—	(880)	—	—	(881)
Allocation to redeemable noncontrolling interests	—	—	—	—	193	—	—	—	193
Contribution from noncontrolling interests	—	—	—	—	—	—	299	—	299
Dividends declared:
$0.12 per common share	—	—	—	—	—	(16,662)	—	—	(16,662)
$0.975 per Series A preferred share	—	—	—	—	—	(12,558)	—	—	(12,558)
Preferred distributions - consolidated joint venture	—	—	—	—	—	—	—	(727)	(727)
Issuance of preferred equity - consolidated joint venture	—	—	—	—	—	—	—	648	648
Net income (loss) and comprehensive income (loss) (attributable to FelCor and noncontrolling interests in other partnerships)	—	—	—	—	—	(37,670)	(437)	727	(37,380)
Balance at June 30, 2017	12,879	$309,337	138,412	$1,384	$2,580,539	$(2,774,178)	$7,365	$44,431	$168,878

The accompanying notes are an integral part of these consolidated financial statements.

FELCOR LODGING TRUST INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2017 and 2016

(unaudited, in thousands)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$(37,601)	$8,689
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	55,366	58,360
Loss on sale of hotels and other assets, net	773	1,244
Amortization of deferred financing fees	2,100	1,897
Amortization of fixed stock and directors’ compensation	2,988	3,627
Equity in income from unconsolidated entities	(518)	(572)
Distributions of income from unconsolidated entities	333	339
Impairment	35,109	6,333
Changes in assets and liabilities:
Accounts receivable	(6,781)	(10,599)
Other assets	(1,873)	(5,255)
Accrued expenses and other liabilities	17,353	7,502
Net cash flow provided by operating activities	67,249	71,565
Cash flows from investing activities:
Improvements and additions to hotels	(41,921)	(31,909)
Net payments related to asset sales	(1,296)	(1,461)
Change in restricted cash	(4,709)	(6,004)
Insurance proceeds	—	94
Distributions from unconsolidated entities in excess of earnings	840	386
Net cash flow used in investing activities	(47,086)	(38,894)
Cash flows from financing activities:
Proceeds from borrowings	51,000	50,000
Repayment of borrowings	(30,419)	(27,145)
Payment of deferred financing fees	—	(12)
Distributions paid to noncontrolling interests	—	(1)
Contributions from noncontrolling interests	299	530
Distributions paid to FelCor LP limited partners	(74)	(75)
Distributions paid to preferred stockholders	(12,558)	(12,558)
Repurchase of common stock	—	(27,427)
Stock compensation withholding	(881)	(592)
Preferred distributions - consolidated joint venture	(729)	(729)
Distributions paid to common stockholders	(16,631)	(16,848)
Net proceeds from issuance of preferred equity - consolidated joint venture	648	597
Net cash flow used in financing activities	(9,345)	(34,260)
Effect of exchange rate changes on cash	—	(9)
Net change in cash and cash equivalents	10,818	(1,598)
Cash and cash equivalents at beginning of periods	47,317	59,786
Cash and cash equivalents at end of periods	$58,135	$58,188
Supplemental cash flow information - interest paid, net of capitalized interest	$36,984	$37,581
Supplemental cash flow information - income taxes paid	$1,105	$105

The accompanying notes are an integral part of these consolidated financial statements.

FELCOR LODGING LIMITED PARTNERSHIP

CONSOLIDATED BALANCE SHEETS

(unaudited, in thousands)

	June 30,	December 31,
	2017	2016
Assets
Investment in hotels, net of accumulated depreciation of $932,184 and $932,886 at June 30, 2017 and December 31, 2016, respectively	$1,448,346	$1,566,823
Investment in unconsolidated entities	7,657	8,312
Hotels held for sale	77,937	—
Cash and cash equivalents	58,135	47,317
Restricted cash	24,199	19,491
Accounts receivable, net of allowance for doubtful accounts of $184 and $177 at June 30, 2017 and December 31, 2016, respectively	43,923	42,080
Deferred expenses, net of accumulated amortization of $3,895 and $2,959 at June 30, 2017 and December 31, 2016, respectively	3,591	4,527
Other assets	20,240	18,542
Total assets	$1,684,028	$1,707,092

Liabilities and Partners’ Capital
Debt, net of unamortized debt issuance costs of $14,803 and $15,967 at June 30, 2017 and December 31, 2016, respectively	$1,360,071	$1,338,326
Distributions payable	14,887	14,858
Accrued expenses and other liabilities	135,792	116,437
Total liabilities	1,510,750	1,469,621
Commitments and contingencies
Redeemable units, 610 units issued and outstanding at June 30, 2017 and December 31, 2016	4,400	4,888
Capital:
Preferred units:
Series A Cumulative Convertible Preferred Units, 12,879 units issued and outstanding at June 30, 2017 and December 31, 2016	309,337	309,337
Common units, 138,412 and 137,990 units issued and outstanding at June 30, 2017 and December 31, 2016, respectively	(192,255)	(128,040)
Total FelCor LP partners’ capital	117,082	181,297
Noncontrolling interests	7,365	7,503
Preferred capital in consolidated joint venture	44,431	43,783
Total partners’ capital	168,878	232,583
Total liabilities and partners’ capital	$1,684,028	$1,707,092

The accompanying notes are an integral part of these consolidated financial statements.

FELCOR LODGING LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

For the Three and Six Months Ended June 30, 2017 and 2016

(unaudited, in thousands, except for per unit data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenues:
Hotel operating revenue	$219,116	$236,761	$406,812	$446,218
Other revenue	1,324	1,145	1,732	1,832
Total revenues	220,440	237,906	408,544	448,050
Expenses:
Hotel departmental expenses	75,711	81,379	146,144	158,817
Other property-related costs	52,220	56,007	103,075	111,573
Management and franchise fees	7,726	8,501	15,276	17,726
Taxes, insurance and lease expense	15,454	14,864	29,356	28,446
Corporate expenses	6,281	6,047	13,221	14,447
Depreciation and amortization	27,528	29,177	55,366	58,360
Impairment	10,271	6,333	35,109	6,333
Other expenses	7,331	2,142	8,591	2,970
Total operating expenses	202,522	204,450	406,138	398,672
Operating income	17,918	33,456	2,406	49,378
Interest expense, net	(19,416)	(19,907)	(38,702)	(39,627)
Other gains, net	100	100	100	100
Income (loss) before equity in income from unconsolidated entities	(1,398)	13,649	(36,196)	9,851
Equity in income from unconsolidated entities	648	726	518	572
Income (loss) from continuing operations before income tax	(750)	14,375	(35,678)	10,423
Income tax	(503)	25	(1,050)	(390)
Income (loss) from continuing operations before loss on sale of hotels	(1,253)	14,400	(36,728)	10,033
Loss on sale of hotels	(207)	(630)	(873)	(1,344)
Net income (loss) and comprehensive income (loss)	(1,460)	13,770	(37,601)	8,689
Net loss attributable to noncontrolling interests	33	16	437	487
Preferred distributions - consolidated joint venture	(367)	(364)	(727)	(724)
Net income (loss) and comprehensive income (loss) attributable to FelCor LP	(1,794)	13,422	(37,891)	8,452
Preferred distributions	(6,279)	(6,279)	(12,558)	(12,558)
Net income (loss) attributable to FelCor LP common unitholders	$(8,073)	$7,143	$(50,449)	$(4,106)
Basic and diluted per common unit data:
Net income (loss)	$(0.06)	$0.05	$(0.36)	$(0.03)
Basic weighted average common units outstanding	138,476	138,793	138,430	139,541
Diluted weighted average common units outstanding	138,476	139,289	138,430	139,541

Distributions per common unit	$0.06	$0.06	$0.12	$0.12

The accompanying notes are an integral part of these consolidated financial statements.

FELCOR LODGING LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF PARTNERS’ CAPITAL

For the Six Months Ended June 30, 2017 and 2016

(unaudited, in thousands)

	Preferred Units	Common Units	Noncontrolling Interests	Preferred Capital in Consolidated Joint Venture	Total Partners’ Capital
Balance at December 31, 2015	$309,337	$(49,184)	$7,806	$43,186	$311,145
Repurchase of common units	—	(27,427)	—	—	(27,427)
FelCor restricted stock compensation	—	3,819	—	—	3,819
Contributions	—	—	530	—	530
Distributions	—	(29,299)	(1)	(724)	(30,024)
Allocation to redeemable units	—	655	—	—	655
Issuance of preferred capital - consolidated joint venture	—	—	—	597	597
Net income (loss) and comprehensive income (loss)	—	8,452	(487)	724	8,689
Balance at June 30, 2016	$309,337	$(92,984)	$7,848	$43,783	$267,984

Balance at December 31, 2016	$309,337	$(128,040)	$7,503	$43,783	$232,583
FelCor restricted stock compensation	—	2,482	—	—	2,482
Contributions	—	—	299	—	299
Distributions	—	(29,294)	—	(727)	(30,021)
Allocation to redeemable units	—	488	—	—	488
Issuance of preferred capital - consolidated joint venture	—	—	—	648	648
Net income (loss) and comprehensive income (loss)	—	(37,891)	(437)	727	(37,601)
Balance at June 30, 2017	$309,337	$(192,255)	$7,365	$44,431	$168,878

The accompanying notes are an integral part of these consolidated financial statements.

FELCOR LODGING LIMITED PARTNERSHIP

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Six Months Ended June 30, 2017 and 2016

(unaudited, in thousands)

	Six Months Ended June 30,
	2017	2016
Cash flows from operating activities:
Net income (loss)	$(37,601)	$8,689
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	55,366	58,360
Loss on sale of hotels and other assets, net	773	1,244
Amortization of deferred financing fees	2,100	1,897
Amortization of fixed stock and directors’ compensation	2,988	3,627
Equity in income from unconsolidated entities	(518)	(572)
Distributions of income from unconsolidated entities	333	339
Impairment	35,109	6,333
Changes in assets and liabilities:
Accounts receivable	(6,781)	(10,599)
Other assets	(1,873)	(5,255)
Accrued expenses and other liabilities	17,353	7,502
Net cash flow provided by operating activities	67,249	71,565
Cash flows from investing activities:
Improvements and additions to hotels	(41,921)	(31,909)
Net payments related to asset sales	(1,296)	(1,461)
Change in restricted cash	(4,709)	(6,004)
Insurance proceeds	—	94
Distributions from unconsolidated entities in excess of earnings	840	386
Net cash flow used in investing activities	(47,086)	(38,894)
Cash flows from financing activities:
Proceeds from borrowings	51,000	50,000
Repayment of borrowings	(30,419)	(27,145)
Payment of deferred financing fees	—	(12)
Distributions paid to noncontrolling interests	—	(1)
Contributions from noncontrolling interests	299	530
Distributions paid to FelCor LP limited partners	(74)	(75)
Distributions paid to preferred unitholders	(12,558)	(12,558)
Repurchase of common units	—	(27,427)
FelCor stock compensation withholding	(881)	(592)
Preferred distributions - consolidated joint venture	(729)	(729)
Distributions paid to common unitholders	(16,631)	(16,848)
Net proceeds from issuance of preferred capital - consolidated joint venture	648	597
Net cash flow used in financing activities	(9,345)	(34,260)
Effect of exchange rate changes on cash	—	(9)
Net change in cash and cash equivalents	10,818	(1,598)
Cash and cash equivalents at beginning of periods	47,317	59,786
Cash and cash equivalents at end of periods	$58,135	$58,188
Supplemental cash flow information - interest paid, net of capitalized interest	$36,984	$37,581
Supplemental cash flow information - income taxes paid	$1,105	$105

The accompanying notes are an integral part of these consolidated financial statements.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.                                      Organization

FelCor Lodging Trust Incorporated (NYSE:FCH), or FelCor, is a Maryland corporation operating as a real estate investment trust, or REIT. FelCor is the sole general partner of, and the owner of a greater than 99.5% partnership interest in, FelCor Lodging Limited Partnership, or FelCor LP, through which we held ownership interests in 39 hotels as of June 30, 2017, two of which were held for sale. At June 30, 2017, we had an aggregate of 139,021,939 shares and units outstanding, consisting of 138,411,756 shares of FelCor common stock and 610,183 FelCor LP units not owned by FelCor. Felcor LP is a variable interest entity of FelCor.

Of our 37 hotels as of June 30, 2017 (excluding the two hotels held for sale), we owned 100% interests in 34 hotels, a 95% interest in one hotel (The Knickerbocker) and 50% interests in entities owning two hotels. We consolidate our real estate interests in the 35 hotels in which we hold majority interests, and we record the real estate interests of the two hotels in which we hold indirect 50% interests using the equity method. We lease 36 of the 37 hotels to our taxable REIT subsidiaries, of which we own a controlling interest. We operate one 50% owned hotel without a lease. Because we own controlling interests in our operating lessees, we consolidate our interests in all 36 leased hotels (which we refer to as our Consolidated Hotels) and reflect their operating revenues and expenses in our statements of operations and comprehensive income (loss). We own 50% of the real estate interest in one Consolidated Hotel (we account for our real estate interest in this hotel by the equity method) and majority real estate interests in our remaining 35 Consolidated Hotels (we consolidate our real estate interests in these hotels).

The following table reflects the distribution by brand of our 36 Consolidated Hotels at June 30, 2017:

Brand	Hotels	Rooms
Embassy Suites by Hilton®	18	4,982
Wyndham® and Wyndham Grand®	8	2,528
Marriott® and Renaissance®	2	761
Holiday Inn®	1	585
DoubleTree by Hilton® and Hilton®	3	802
Sheraton®	2	673
Fairmont®	1	383
The Knickerbocker®	1	330
Total	36	11,044

At June 30, 2017, our Consolidated Hotels were located in 14 states, with concentrations in California (10 hotels), Florida (six hotels) and Massachusetts (three hotels). We generated approximately 61% of our revenue from hotels in these three states during the first six months of 2017.

At June 30, 2017, of our Consolidated Hotels: (i) subsidiaries of Hilton Worldwide managed 20 hotels; (ii) subsidiaries of Wyndham Worldwide managed eight hotels; (iii) subsidiaries of Marriott International managed four hotels; (iv) subsidiaries of InterContinental Hotels Group managed one hotel; (v) Fairmont, a subsidiary of AccorHotels Group, managed one hotel; (vi) a subsidiary of Highgate Hotels managed one hotel; and (vii) Aimbridge Hospitality managed one hotel.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.                                      Organization - (continued)

The information in our consolidated financial statements for the three and six months ended June 30, 2017 and 2016 is unaudited. Preparing financial statements in conformity with accounting principles generally accepted in the United States of America, or GAAP, requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. The accompanying financial statements for the three and six months ended June 30, 2017 and 2016, include adjustments based on management’s estimates (consisting of normal and recurring accruals), which we consider necessary for a fair statement of the results for the periods. The financial information should be read in conjunction with the consolidated financial statements for the year ended December 31, 2016, included in our Annual Report on Form 10-K. Operating results for the three and six months ended June 30, 2017 are not necessarily indicative of actual operating results for the entire year.

2.                                      Investment in Unconsolidated Entities

At June 30, 2017 and December 31, 2016, we owned 50% interests in joint ventures that owned two hotels. We also own 50% interests in entities that own real estate in Myrtle Beach, South Carolina and provide condominium management services at these locations. We account for our investments in these unconsolidated entities under the equity method. We consolidate all of our majority-owned subsidiaries in our financial statements. We make adjustments to our equity in income from unconsolidated entities related to the difference between our basis in investment in unconsolidated entities compared to the historical basis of the assets recorded by the joint ventures.

The following table summarizes combined balance sheet information for our unconsolidated entities (in thousands):

	June 30,	December 31,
	2017	2016
Investment in hotels and other properties, net of accumulated depreciation	$19,817	$20,898
Total assets	$26,777	$27,052
Debt, net of unamortized debt issuance costs	$21,801	$22,065
Total liabilities	$24,960	$24,311
Equity	$1,817	$2,741

Our unconsolidated entities’ debt at June 30, 2017 and December 31, 2016 consisted entirely of non-recourse mortgage debt.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

2.                                      Investment in Unconsolidated Entities - (continued)

The following table sets forth summarized combined statement of operations information for our unconsolidated entities (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Total revenues	$10,461	$10,175	$15,687	$15,678
Net income	$1,489	$1,644	$1,422	$1,530
Net income attributable to FelCor	$744	$822	$711	$765
Depreciation of cost in excess of book value	(96)	(96)	(193)	(193)
Equity in income from unconsolidated entities	$648	$726	$518	$572

The following table summarizes the components of our investments in unconsolidated entities (in thousands):

	June 30,	December 31,
	2017	2016
Equity basis of hotel joint venture investments	$(4,497)	$(4,533)
Cost of hotel investments in excess of joint venture book value	6,749	6,942
Equity basis of land and condominium joint venture investments	5,405	5,903
Investment in unconsolidated entities	$7,657	$8,312

The following table summarizes the components of our equity in income from unconsolidated entities (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Hotel investments	$575	$653	$1,016	$1,028
Other investments	73	73	(498)	(456)
Equity in income from unconsolidated entities	$648	$726	$518	$572

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

3.                                      Debt

Consolidated debt consisted of the following (dollars in thousands) at the dates shown:

	Encumbered	Interest	Maturity	June 30,	December 31,
	Hotels	Rate (%)	Date	2017	2016
Senior unsecured notes	—	6.00	June 2025	$475,000	$475,000
Senior secured notes	9	5.625	March 2023	525,000	525,000
Mortgage debt(a)	4	4.95	October 2022	118,971	120,109
Mortgage debt	1	4.94	October 2022	29,903	30,184
Line of credit(b)	7	LIBOR + 2.75	June 2019	141,000	119,000
Mortgage debt(c)	1	LIBOR + 3.00	November 2017	85,000	85,000
Total	22			$1,374,874	$1,354,293
Unamortized debt issuance costs				(14,803)	(15,967)
Debt, net of unamortized debt issuance costs				$1,360,071	$1,338,326

(a)                                 This debt is comprised of separate non-cross-collateralized loans, each secured by a mortgage encumbering a separate hotel.

(b)                                 Our line of credit can be extended for one year, subject to satisfying certain conditions. We may borrow up to $400 million under our line of credit.

(c)                                  This loan can be extended for one year, subject to satisfying certain conditions.

We reported $19.4 million and $19.9 million of interest expense for the three months ended June 30, 2017 and 2016, respectively, which is net of: (i) interest income of $47,000 and $16,000 and (ii) capitalized interest of $429,000 and $205,000, respectively. We reported $38.7 million and $39.6 million of interest expense for the six months ended June 30, 2017 and 2016, respectively, which is net of: (i) interest income of $80,000 and $28,000 and (ii) capitalized interest of $791,000 and $347,000, respectively.

4.                                      FelCor Capital Stock/FelCor LP Partners’ Capital

During the first six months of 2016, FelCor repurchased 4.1 million shares of common stock for $27.4 million (including commissions) at an average price of $6.61 per share. Since FelCor’s Board of Directors authorized the $100 million repurchase program, which expires October 2017, FelCor has repurchased 6.6 million shares of common stock for $44.8 million (including commissions) at an average price of $6.78 per share. All repurchased shares have been retired and have been re-designated as authorized but unissued.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.                                      Hotel Operating Revenue, Departmental Expenses, and Other Property-Related Costs

Hotel operating revenue was comprised of the following (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Room revenue	$168,772	$181,318	$313,705	$340,394
Food and beverage revenue	37,921	43,697	69,995	83,229
Other operating departments	12,423	11,746	23,112	22,595
Total hotel operating revenue	$219,116	$236,761	$406,812	$446,218

Nearly all of our revenue is comprised of hotel operating revenues. These revenues are recorded net of any sales or occupancy taxes collected from our guests. We record all rebates or discounts, when allowed, as a reduction in revenue, and there are no material contingent obligations with respect to rebates or discounts offered by us. All revenues are recorded on an accrual basis, as earned. We make appropriate allowances for doubtful accounts, which we record as bad debt expense. The remainder of our revenue is from condominium management fee income and other sources.

Hotel departmental expenses were comprised of the following (in thousands, except for percentages):

	Three Months Ended June 30,
	2017		2016
	Amount	% of Total Hotel Operating Revenue	Amount	% of Total Hotel Operating Revenue
Room	$43,483	19.8%	$44,748	18.9%
Food and beverage	28,281	12.9	32,592	13.8
Other operating departments	3,947	1.9	4,039	1.7
Total hotel departmental expenses	$75,711	34.6%	$81,379	34.4%

	Six Months Ended June 30,
	2017		2016
	Amount	% of Total Hotel Operating Revenue	Amount	% of Total Hotel Operating Revenue
Room	$84,161	20.7%	$87,447	19.6%
Food and beverage	54,503	13.4	63,548	14.2
Other operating departments	7,480	1.8	7,822	1.8
Total hotel departmental expenses	$146,144	35.9%	$158,817	35.6%

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

5.                                      Hotel Operating Revenue, Departmental Expenses, and Other Property-Related Costs - (continued)

Other property-related costs were comprised of the following amounts (in thousands, except for percentages):

	Three Months Ended June 30,
	2017		2016
	Amount	% of Total Hotel Operating Revenue	Amount	% of Total Hotel Operating Revenue
Hotel general and administrative expense	$18,919	8.6%	$21,042	8.9%
Marketing	18,407	8.4	19,157	8.1
Repair and maintenance	8,665	4.0	9,391	4.0
Utilities	6,229	2.8	6,417	2.7
Total other property-related costs	$52,220	23.8%	$56,007	23.7%

	Six Months Ended June 30,
	2017		2016
	Amount	% of Total Hotel Operating Revenue	Amount	% of Total Hotel Operating Revenue
Hotel general and administrative expense	$37,482	9.2%	$41,500	9.3%
Marketing	35,779	8.8	38,030	8.5
Repair and maintenance	17,494	4.3	19,096	4.3
Utilities	12,320	3.0	12,947	2.9
Total other property-related costs	$103,075	25.3%	$111,573	25.0%

Wyndham guarantees minimum levels of annual net operating income at each of the hotels it manages for us. We recorded $2.4 million and $1.5 million with respect to the pro rata portions of the projected aggregate full-year guaranties for the six months ended June 30, 2017 and 2016, respectively (of which $1.4 million and $1.5 million is attributable to the three months ended June 30, 2017 and 2016, respectively). We record these amounts as a reduction of Wyndham’s contractual management and other fees.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

6.             Taxes, Insurance and Lease Expense

Taxes, insurance and lease expense were comprised of the following (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Hotel lease expense(a)	$1,430	$1,359	$2,245	$2,161
Land lease expense(b)	3,685	3,757	7,089	7,019
Real estate and other taxes	8,532	7,784	16,447	15,359
Property insurance, general liability insurance and other	1,807	1,964	3,575	3,907
Total taxes, insurance and lease expense	$15,454	$14,864	$29,356	$28,446

(a)           We record hotel lease expense for the consolidated operating lessees of hotels owned by unconsolidated entities and partially offset this expense through noncontrolling interests in other partnerships (generally 49%). We record our 50% share of the corresponding lease income through equity in income (loss) from unconsolidated entities. We include in hotel lease expense percentage rent of $615,000 and $557,000 for the three and six months ended June 30, 2017 and 2016, respectively.

(b)           We include in land lease expense percentage rent of $1.6 million and $1.5 million for the three months ended June 30, 2017 and 2016, respectively, and $2.9 million and $2.6 million for the six months ended June 30, 2017 and 2016, respectively.

7.             Impairment Charges

Our hotels are comprised of operations and cash flows that can clearly be distinguished, operationally, and for financial reporting purposes, from the remainder of our operations. Accordingly, we consider our hotels to be components for purposes of determining impairment charges.

We test for impairment on our hotels to be held and used whenever changes in circumstances indicate a hotel’s carrying value may not be recoverable. We conduct the test using undiscounted cash flows for the shorter of the hotel’s estimated hold period or its remaining useful life. When testing for recoverability of hotels held for investment, we use projected cash flows over its expected hold period. Those hotels held for investment that fail the impairment test are written down to their then current estimated fair value, before any selling costs, and we continue to depreciate the hotels over their remaining useful lives. Hotels classified as held for sale are measured at the lower of carrying amount or estimated fair value, less estimated selling costs.

In March 2017, we recorded a $24.8 million impairment charge for a hotel. The impairment charge was based on both third-party offers to purchase the hotel and observable market data on a price per room basis from transactions involving hotels in similar locations (a Level 2 input under authoritative guidance for fair value measurements).

In June 2017, two hotels, including the hotel impaired during the first quarter of 2017, were classified as held for sale. The basis for these hotels had previously been written down to reflect the respective fair market value of the properties based on both third-party offers to purchase the hotels and observable market data on a price per room basis from transactions involving hotels in similar locations (a Level 2 input under authoritative guidance for fair value measurements). During the current period, we recorded additional impairment charges of $10.3 million for these hotels to reflect the current contract prices less estimated costs of sales.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

7.             Impairment Charges - (continued)

In June 2016, we recorded a $6.3 million impairment charge, based on an accepted third-party offer to purchase a hotel (a Level 2 input under authoritative guidance for fair value measurements) at a price below our previously estimated fair market value for the property. The hotel was subsequently sold in the third quarter of 2016.

We may record additional impairment charges if operating results of individual hotels are materially different from our forecasts, the economy and lodging industry weakens, or we shorten our contemplated holding period for additional hotels.

8.             Hotel Dispositions

At June 30, 2017, we had two hotels held for sale, both of which were subsequently sold in the third quarter of 2017. In 2016, we sold two hotels. We included operations for the held for sale and sold hotels in income (loss) from continuing operations as shown in the statements of operations and comprehensive income (loss) for the three and six months ended June 30, 2017 and 2016, as disposition of these hotels does not represent a strategic shift in our business. Additionally, we included selling costs, which we expense as they are incurred, in the gain (loss) on the sale of hotels.

We designate a hotel as held for sale when the sale is probable within the next twelve months. Generally, we consider a sale to be probable when a buyer completes its due diligence review, we have an executed contract for sale and we have received a substantial non-refundable deposit.

The following table includes condensed financial information primarily related to the two hotels held for sale at June 30, 2017 and the hotels sold in 2016 included in continuing operations (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Hotel operating revenue	$7,197	$24,026	$12,773	$48,859
Operating expenses	(18,687)	(28,569)	(51,935)	(51,633)
Operating loss from continuing operations	(11,490)	(4,543)	(39,162)	(2,774)
Loss on sale of hotels	(207)	(630)	(873)	(1,344)
Net loss	(11,697)	(5,173)	(40,035)	(4,118)
Net loss attributable to redeemable noncontrolling interests in FelCor LP	50	22	172	18
Net loss attributable to FelCor	$(11,647)	$(5,151)	$(39,863)	$(4,100)

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.             Income (Loss) Per Share/Unit

The following tables set forth the computation of basic and diluted income (loss) per share/unit (in thousands, except per share/unit data):

FelCor Income (Loss) Per Share

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Numerator:
Net income (loss) attributable to FelCor	$(1,759)	$13,391	$(37,670)	$8,469
Less: Preferred dividends	(6,279)	(6,279)	(12,558)	(12,558)
Less: Dividends declared on unvested restricted stock	(36)	(35)	(73)	(73)
Numerator for basic and diluted income (loss) attributable to FelCor common stockholders	$(8,074)	$7,077	$(50,301)	$(4,162)
Denominator:
Denominator for basic income (loss) per share	137,866	138,182	137,820	138,930
FelCor restricted stock units, less shares assumed purchased at market	—	496	—	—
Denominator for diluted income (loss) per share	137,866	138,678	137,820	138,930
Basic and diluted income (loss) per share data:
Net income (loss)	$(0.06)	$0.05	$(0.36)	$(0.03)

FelCor LP Income (Loss) Per Unit

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Numerator:
Net income (loss) attributable to FelCor LP	$(1,794)	$13,422	$(37,891)	$8,452
Less: Preferred distributions	(6,279)	(6,279)	(12,558)	(12,558)
Less: Distributions declared on FelCor unvested restricted stock	(36)	(35)	(73)	(73)
Numerator for basic and diluted income (loss) attributable to FelCor common unitholders	$(8,109)	$7,108	$(50,522)	$(4,179)
Denominator:
Denominator for basic income (loss) per unit	138,476	138,793	138,430	139,541
FelCor restricted stock units, less shares assumed purchased at market	—	496	—	—
Denominator for diluted income (loss) per unit	138,476	139,289	138,430	139,541
Basic and diluted income (loss) per unit data:
Net income (loss)	$(0.06)	$0.05	$(0.36)	$(0.03)

The income (loss) attributable to FelCor/FelCor LP share/unit in the above calculations includes the net loss on sale of hotels attributable to FelCor/FelCor LP.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

9.             Income (Loss) Per Share/Unit - (continued)

Securities that could potentially dilute earnings (loss) per share/unit in the future that were not included in the computation of diluted income (loss) per share/unit, because they would have been antidilutive for the periods presented, are as follows (in thousands):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Series A convertible preferred shares/units	9,984	9,984	9,984	9,984
FelCor restricted stock units, less shares assumed purchased at market	287	—	239	451

Series A preferred dividends (distributions) that would be excluded from net income (loss) attributable to FelCor common stockholders (or FelCor LP common unitholders), if these preferred shares/units were dilutive, were $6.3 million for the three months ended June 30, 2017 and 2016, and $12.6 million for the six months ended June 30, 2017 and 2016.

We grant our executive officers restricted stock units each year, which provides them with the potential to earn shares of our common stock. We amortize the fixed cost of these grants over the vesting period. We calculate the potential dilutive impact of these awards on our earnings per share using the treasury stock method.

10.          Fair Value of Financial Instruments

We base disclosures about fair value of our financial instruments on pertinent information available to management as of June 30, 2017 and December 31, 2016. We exercise considerable judgment when interpreting market data and developing estimated fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that we could realize on disposition of the financial instruments. Different market assumptions and/or estimation methodologies may have a material effect on estimated fair value amounts.

We base our estimates of the fair value of: (i) cash and cash equivalents, restricted cash, accounts receivable, accounts payable and accrued expenses on their carrying values due to their relatively short maturity; (ii) our debt for which trading prices are publicly available on observable market data (a Level 2 input) (that debt had an estimated fair value of $1.1 billion and $1.0 billion at June 30, 2017 and December 31, 2016, respectively); and (iii) our debt for which trading prices are not publicly available on a discounted cash flow model using effective borrowing rates for debt with similar terms, loan to estimated fair value of collateral and remaining maturities (a Level 3 input) (that debt had an estimated fair value of $384.6 million and $364.6 million at June 30, 2017 and December 31, 2016, respectively). The estimated fair value of all our debt was $1.4 billion at June 30, 2017 and December 31, 2016. The carrying value of our debt was $1.4 billion and $1.3 billion at June 30, 2017 and December 31, 2016, respectively.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

11.          Redeemable Noncontrolling Interests in FelCor LP/Redeemable Units

We record redeemable noncontrolling interests in FelCor LP, in the case of FelCor, and redeemable units, in the case of FelCor LP, in the mezzanine section (between liabilities and equity or partners’ capital) of our consolidated balance sheets because of the redemption feature of these units. Additionally, FelCor’s consolidated statements of operations and comprehensive income (loss) separately present earnings attributable to redeemable noncontrolling interests. We adjust redeemable noncontrolling interests in FelCor LP (or redeemable units) each period to reflect the greater of its carrying value based on the accumulation of historical cost or its redemption value. We base the historical cost on the proportionate relationship between the carrying value of equity associated with FelCor’s common stockholders relative to that of FelCor LP’s unitholders. We base redemption value on the closing price of FelCor’s common stock at period end. FelCor allocates net income (loss) to FelCor LP’s noncontrolling partners based on their weighted average ownership percentage during the period.

At June 30, 2017 and December 31, 2016, we carried 610,183 outstanding limited partnership units at $4.4 million and $4.9 million, respectively. We base the value of these outstanding units on the closing price of FelCor’s common stock at June 30, 2017 ($7.21 per share) and December 31, 2016 ($8.01 per share).

Changes in redeemable noncontrolling interests (or redeemable units) for the six months ended June 30, 2017 and 2016 are shown below (in thousands):

	Six Months Ended
	June 30,
	2017	2016
Balance at beginning of period	$4,888	$4,464
Redemption value allocation	(193)	(563)
Distributions paid to unitholders	(74)	(75)
Net loss	(221)	(17)
Balance at end of period	$4,400	$3,809

12.          Consolidated Joint Venture Preferred Equity/Capital

Our joint venture that redeveloped The Knickerbocker raised $45.0 million through the sale of redeemable preferred equity under the EB-5 Immigrant Investor Program. The purchasers receive a 3.25% current annual return (which increases to 8% if we do not redeem this equity interest before the fifth anniversary of its issuance), plus a 0.25% non-compounding annual return payable at redemption. Through June 30, 2017, the venture received $45.0 million in gross proceeds ($44.4 million net of issuance costs), including $650,000 in gross proceeds received in the first six months of 2017 and $600,000 in gross proceeds received in the first six months of 2016.

13.          Contingency

In April 2016, an affiliate of InterContinental Hotels Group PLC, or IHG, which had formerly operated three hotels on our behalf (two of which we sold in 2006, and one of which we converted to Wyndham operation and brand in 2013), notified us that the pension fund in which the employees at those hotels had participated has assessed $8.3 million in withdrawal liability in connection with the termination of IHG’s operation of those hotels. Under our hotel management agreements with IHG, we

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

13.          Contingency - (continued)

may be obligated to indemnify and hold IHG harmless for some or all of any amount ultimately contributed to the pension fund with respect to these hotels.

Because of the rules and regulations governing the pension trust, we have paid $1.7 million through June 30, 2017 (of which $570,000 was paid in the six months ended June 30, 2017) and expect to continue making such payments, on a quarterly basis, while the dispute is ongoing, subject to an overall contribution limit corresponding to the amount sought by the pension trust. While we aggressively oppose the pension trust’s position, we believe that resolution of this matter may not occur until mid-2018. Accordingly, in the third quarter of 2016, we accrued approximately $2.3 million for payments to be made through that time. The accrual recorded in the third quarter of 2016, in addition to payments made prior to that time, was recorded as a loss on the sale of hotels included in discontinued operations (because it primarily relates to hotels sold prior to 2013).

Despite these payments and accruals, we believe that (i) the pension trust was in error in assessing the withdrawal liability in this situation and (ii) even if the pension trust was not in error, we are not responsible for a significant portion (or perhaps any) of the withdrawal liability assessed by the pension trust for other reasons and that we are likely to recover a significant portion (if not all) of what we have paid, and may pay in the future, to the pension trust with respect to its claim. Consequently, we are vigorously disputing the underlying claims and, if appropriate, IHG’s demand for indemnification. The matter involves significant legal, actuarial and factual analysis with respect to each hotel, and we have not determined whether any loss to us is probable or that any such loss is estimable (other than the payments and accrual noted in the previous paragraph, for which we intend to seek recovery).

14.          Recently Issued Accounting Standards

In May 2014, the FASB issued ASU 2014-09, Revenue from Contracts with Customers. ASU 2014-09 is a comprehensive new revenue recognition model requiring a company to recognize revenue to depict the transfer of goods or services to a customer at an amount reflecting the consideration it expects to receive in exchange for those goods or services. In adopting ASU 2014-09, companies may use either a full retrospective or a modified retrospective approach.

Additionally, this guidance requires improved disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. ASU 2014-09 is effective for the first interim period within annual reporting periods beginning after December 15, 2017, and early adoption is permitted but not before the original effective date (for annual reporting periods beginning after December 15, 2016). The Company will adopt this guidance on January 1, 2018, on a modified retrospective basis. Based on the company’s assessment of this standard, it is not expected to have a material effect on the amount of revenue, or the timing of recognizing revenue, from our hotel operations.

In February 2016, the FASB issued ASU 2016-02 - Leases (ASC 842), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e., lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. The new standard requires lessors to

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

14.          Recently Issued Accounting Standards - (continued)

account for leases using an approach that is substantially equivalent to existing guidance for sales-type leases, direct financing leases and operating leases. The ASU is expected to impact our consolidated financial statements as we have certain operating lease arrangements. ASC 842 supersedes the previous leases standard, ASC 840 Leases. The standard is effective on January 1, 2019, with early adoption permitted. While we are still in the process of evaluating the impact of this new guidance, we do expect that the application of this standard will result in the recording of a right-of-use asset and a related lease liability on our ground leases.

In August 2016, the FASB issued ASU 2016-18, Restricted Cash, which addresses classification issues related to the statement of cash flows which may impact our classification of cash activity related to restricted cash. The standard is effective for fiscal years beginning after December 15, 2017, with early adoption permitted. We are in the process of evaluating the impact of this new guidance.

15.          Proposed Merger

On April 23, 2017, FelCor, FelCor LP, RLJ Lodging Trust (“RLJ”), RLJ Lodging Trust, L.P. (the “Operating Partnership”) and certain subsidiaries thereof entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”).

The Merger Agreement provides for the merger of an indirect wholly-owned subsidiary of the Operating Partnership with and into FelCor LP, with FelCor LP surviving as a wholly-owned subsidiary of the Operating Partnership (the “Partnership Merger”), and immediately thereafter, the merger of FelCor with and into another wholly-owned subsidiary of the Operating Partnership, with such subsidiary surviving as a wholly-owned subsidiary of the Operating Partnership (the “REIT Merger” and, together with the Partnership Merger, the “Mergers”). The Mergers are expected to close on or about August 31, 2017.

At the effective time of the REIT Merger, each outstanding share of FelCor common stock will be converted into the right to receive 0.362 (the “Common Exchange Ratio”) common shares of RLJ, and each share of FelCor Series A preferred stock will be converted into the right to receive one share of newly created Series A cumulative convertible preferred shares of RLJ with equivalent terms and conditions as the existing FelCor Series A preferred stock. Each external limited partner of FelCor LP will be entitled to redeem or exchange its outstanding common limited partnership units in FelCor LP for shares of FelCor common stock, which will in turn be converted into the right to receive RLJ common shares. Each outstanding FelCor LP common unit of any holder who does not make the foregoing election will be converted into the right to receive a number of common limited partnership units in the Operating Partnership based on the Common Exchange Ratio.

In connection with the Mergers, each outstanding share of FelCor restricted stock and each outstanding restricted stock unit of FelCor will vest in accordance with the applicable award agreement, and the holders of such vested shares will receive common shares of RLJ in exchange therefor based on the Common Exchange Ratio.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.          Proposed Merger - (continued)

The parties to the Merger Agreement have made certain customary representations and warranties in the Merger Agreement and have agreed to customary covenants, including a “no-shop” provision. The completion of the Mergers is subject to customary closing conditions, including the approval of the REIT Merger by FelCor’s stockholders and approval of the issuance of RLJ common shares by RLJ’s shareholders. The Merger Agreement may be terminated under certain circumstances, including by either party if the Mergers have not been consummated on or before December 28, 2017. In connection with the termination of the Merger Agreement under specified circumstances, RLJ may be required to pay to FelCor a termination fee of $95 million or reimburse FelCor’s transaction expenses in an amount equal to $20 million, or FelCor may be required to pay to RLJ a termination fee of $39 million or reimburse RLJ’s transaction expenses in an amount equal to $20 million. If either party pays the expense reimbursement amount and subsequently becomes obligated to pay the termination fee, the termination fee is reduced by the expense reimbursement amount previously paid.

Through the six months ended June 30, 2017, we have incurred $6.3 million in transaction costs primarily related to the proposed merger, including $5.8 million incurred during the three months ended June 30, 2017 (of which $5.6 million was accrued at June 30, 2017). The costs are included in other expenses in our statement of operations.

Four putative class actions have been filed by purported stockholders of FelCor challenging the Mergers. The first suit, styled as George Assad v. FelCor Lodging Trust Inc., et al., No. 1:17-cv-01744-ELH, was filed in the United States District Court for the District of Maryland on June 26, 2017 and is against FelCor, its directors (including Steven R. Goldman, who is also an officer), FelCor LP, RLJ, the Operating Partnership, the REIT Merger Sub, and the Partnership Merger Sub (the “Assad Lawsuit”). The second suit, styled as Martin Johnson v. FelCor Lodging Trust Inc., et al., No. 1:17-cv-01786-ELH, was filed in the United States District Court for the District of Maryland on June 28, 2017, and is against FelCor and its directors (including Steven R. Goldman, who is also an officer) (the “Johnson Lawsuit”). The third suit, styled as Sachs Investment Group v. FelCor Lodging Trust Inc., et al., No. 1:17-cv-01933-ELH, was filed in the United States District Court for the District of Maryland on July 11, 2017, and is against FelCor and its directors (including Steven R. Goldman, who is also an officer) (the “Sachs Lawsuit”). The fourth suit, styled as Judy G. Bagheri v. FelCor Lodging Trust Inc., et al., No. 3:17-cv-01892-C, was filed in the United States District Court for the Northern District of Texas on July 17, 2017 and is against FelCor, its directors (including Steven R. Goldman, who is also an officer), FelCor LP, RLJ, the Operating Partnership, the REIT Merger Sub, and the Partnership Merger Sub (the “Bagheri Lawsuit,” and with the Assad, Johnson, and Sachs Lawsuits, the “Lawsuits”).

The Lawsuits allege that FelCor and its directors violated Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder by disseminating a false and misleading Form S-4 containing a joint proxy statement/prospectus. The Lawsuits further allege that FelCor’s directors violated Section 20(a) of the Exchange Act by failing to exercise proper control over the person(s) who violated Section 14(a) of the Exchange Act. The Assad and Bagheri Lawsuits further allege that RLJ violated Section 20(a) of the Exchange Act.

The Lawsuits seek, among other things, injunctive relief preventing the parties from consummating the Mergers, rescission of the transactions contemplated by the Merger Agreement should they be consummated, and litigation costs, including attorneys’ fees. The Johnson Lawsuit and Sachs Lawsuit also seek damages to be awarded to the plaintiff and any class in the event the transactions contemplated by the Merger Agreement are consummated. The Assad Lawsuit also seeks injunctive relief directing the defendants to disseminate a true and complete joint proxy statement/prospectus and

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

15.          Proposed Merger - (continued)

declaratory relief that defendants violated Sections 14(a) and/or 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder.

We dispute the allegations raised in the Lawsuits and will vigorously defend ourselves and related defendants. Because these matters are in the early stages, the timing and resolution of them is uncertain.

In connection with the proposed Mergers, RLJ has filed with the SEC a registration statement on Form S-4 (File No. 333-218439), and RLJ and FelCor have filed with the SEC a definitive joint proxy statement/prospectus, which was first mailed to security holders of RLJ and FelCor on July 18, 2017. RLJ and FelCor also filed a supplement to the joint proxy statement/prospectus on August 7, 2017 and plan to file other relevant documents with the SEC regarding the proposed transaction. See “Important Information for Investors and Stockholders” and “Participants in the Solicitation” included elsewhere in this Quarterly Report on Form 10-Q. The Mergers are subject to certain risks and uncertainties, and we cannot assure you that we will be able to complete the Mergers on the expected timeline or at all. See “Item 1A. Risk Factors” included elsewhere in this Quarterly Report on Form 10-Q.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.          FelCor LP’s Consolidating Financial Information

Certain of FelCor LP’s 100% owned subsidiaries (FCH/PSH, L.P.; FelCor/CMB Buckhead Hotel, L.L.C.; FelCor/CMB Marlborough Hotel, L.L.C.; FelCor/CMB Orsouth Holdings, L.P.; FelCor/CMB SSF Holdings, L.P.; FelCor/CSS Holdings, L.P.; FelCor Dallas Love Field Owner, L.L.C.; FelCor Milpitas Owner, L.L.C.; FelCor TRS Borrower 4, L.L.C.; FelCor TRS Holdings, L.L.C.; FelCor Hotel Asset Company, L.L.C.; FelCor St. Pete (SPE), L.L.C.; FelCor Esmeralda (SPE), L.L.C.; FelCor S-4 Hotels (SPE), L.L.C.; Madison 237 Hotel, L.L.C.; Myrtle Beach Owner, L.L.C.; and Royalton 44 Hotel, L.L.C., collectively, “Subsidiary Guarantors”), together with FelCor, guaranty, fully and unconditionally, except where subject to customary release provisions as described below, and jointly and severally, our senior debt.

The guaranties by the Subsidiary Guarantors may be automatically and unconditionally released upon (i) the sale or other disposition of all of the capital stock of the Subsidiary Guarantor or the sale or disposition of all or substantially all of the assets of the Subsidiary Guarantor, if, in each case, as a result of such sale or disposition, such Subsidiary Guarantor ceases to be a subsidiary of FelCor LP, (ii) the consolidation or merger of any such Subsidiary Guarantor with any person other than FelCor LP, or a subsidiary of FelCor LP, if, as a result of such consolidation or merger, such Subsidiary Guarantor ceases to be a subsidiary of FelCor LP, (iii) a legal defeasance or covenant defeasance of the indenture, (iv) the unconditional and complete release of such Subsidiary Guarantor in accordance with the modification and waiver provisions of the indenture, or (v) the designation of a restricted subsidiary that is a Subsidiary Guarantor as an unrestricted subsidiary under and in compliance with the indenture.

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.          FelCor LP’s Consolidating Financial Information - (continued)

The following tables present consolidating information for the Subsidiary Guarantors.

FELCOR LODGING LIMITED PARTNERSHIP

CONDENSED CONSOLIDATING BALANCE SHEET

June 30, 2017

(in thousands)

	FelCor LP	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Total Consolidated
Net investment in hotels	$—	$366,763	$1,081,583	$—	$1,448,346
Equity investment in consolidated entities	1,129,658	—	—	(1,129,658)	—
Investment in unconsolidated entities	2,252	4,209	1,196	—	7,657
Hotels held for sale	—	77,937	—	—	77,937
Cash and cash equivalents	14,681	41,341	2,113	—	58,135
Restricted cash	—	18,503	5,696	—	24,199
Accounts receivable, net	2,887	39,442	1,594	—	43,923
Deferred expenses, net	—	—	3,591	—	3,591
Other assets	6,591	9,920	3,729	—	20,240
Total assets	$1,156,069	$558,115	$1,099,502	$(1,129,658)	$1,684,028

Debt, net	$986,573	$—	$408,991	$(35,493)	$1,360,071
Distributions payable	14,765	—	122	—	14,887
Accrued expenses and other liabilities	33,249	92,683	9,860	—	135,792

Total liabilities	1,034,587	92,683	418,973	(35,493)	1,510,750

Redeemable units, at redemption value	4,400	—	—	—	4,400

Preferred units	309,337	—	—	—	309,337
Common units	(192,255)	466,348	627,817	(1,094,165)	(192,255)
Total FelCor LP partners’ capital	117,082	466,348	627,817	(1,094,165)	117,082
Noncontrolling interests	—	(916)	8,281	—	7,365
Preferred capital in consolidated joint venture	—	—	44,431	—	44,431
Total partners’ capital	117,082	465,432	680,529	(1,094,165)	168,878
Total liabilities and partners’ capital	$1,156,069	$558,115	$1,099,502	$(1,129,658)	$1,684,028

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.          FelCor LP’s Consolidating Financial Information - (continued)

FELCOR LODGING LIMITED PARTNERSHIP

CONDENSED CONSOLIDATING BALANCE SHEET

December 31, 2016

(in thousands)

	FelCor LP	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Total Consolidated
Net investment in hotels	$—	$488,528	$1,078,295	$—	$1,566,823
Equity investment in consolidated entities	1,190,737	—	—	(1,190,737)	—
Investment in unconsolidated entities	2,410	4,800	1,102	—	8,312
Cash and cash equivalents	13,532	29,141	4,644	—	47,317
Restricted cash	—	16,433	3,058	—	19,491
Accounts receivable, net	2,804	33,338	5,938	—	42,080
Deferred expenses, net	—	—	4,527	—	4,527
Other assets	5,634	10,009	2,899	—	18,542
Total assets	$1,215,117	$582,249	$1,100,463	$(1,190,737)	$1,707,092

Debt, net	$985,767	$—	$391,995	$(39,436)	$1,338,326
Distributions payable	14,734	—	124	—	14,858
Accrued expenses and other liabilities	28,431	79,439	8,567	—	116,437

Total liabilities	1,028,932	79,439	400,686	(39,436)	1,469,621

Redeemable units, at redemption value	4,888	—	—	—	4,888

Preferred units	309,337	—	—	—	309,337
Common units	(128,040)	503,765	647,536	(1,151,301)	(128,040)
Total FelCor LP partners’ capital	181,297	503,765	647,536	(1,151,301)	181,297
Noncontrolling interests	—	(955)	8,458	—	7,503
Preferred capital in consolidated joint venture	—	—	43,783	—	43,783
Total partners’ capital	181,297	502,810	699,777	(1,151,301)	232,583
Total liabilities and partners’ capital	$1,215,117	$582,249	$1,100,463	$(1,190,737)	$1,707,092

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.          FelCor LP’s Consolidating Financial Information - (continued)

FELCOR LODGING LIMITED PARTNERSHIP

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the Three Months Ended June 30, 2017

(in thousands)

	FelCor LP	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenues:
Hotel operating revenue	$—	$219,116	$—	$—	$219,116
Percentage lease revenue	—	—	46,486	(46,486)	—
Other revenue	36	1,146	142	—	1,324
Total revenues	36	220,262	46,628	(46,486)	220,440

Expenses:
Hotel operating expenses	—	135,657	—	—	135,657
Taxes, insurance and lease expense	66	55,630	6,244	(46,486)	15,454
Corporate expenses	—	3,396	2,885	—	6,281
Depreciation and amortization	116	10,712	16,700	—	27,528
Impairment	—	10,271	—	—	10,271
Other expenses	5,844	1,412	75	—	7,331
Total operating expenses	6,026	217,078	25,904	(46,486)	202,522
Operating income	(5,990)	3,184	20,724	—	17,918
Interest expense, net	(14,405)	23	(5,034)	—	(19,416)
Other gains, net	—	—	100	—	100
Loss before equity in income from unconsolidated entities	(20,395)	3,207	15,790	—	(1,398)
Equity in income from consolidated entities	18,056	—	—	(18,056)	—
Equity in income from unconsolidated entities	575	84	(11)	—	648
Loss from continuing operations before income tax	(1,764)	3,291	15,779	(18,056)	(750)
Income tax	(30)	(473)	—	—	(503)
Loss from continuing operations before loss on sale of hotels	(1,794)	2,818	15,779	(18,056)	(1,253)
Loss on sale of hotels	—	(126)	(81)	—	(207)
Net loss and comprehensive loss	(1,794)	2,692	15,698	(18,056)	(1,460)
Loss attributable to noncontrolling interests	—	(6)	39	—	33
Preferred distributions - consolidated joint venture	—	—	(367)	—	(367)
Net loss and comprehensive loss attributable to FelCor LP	(1,794)	2,686	15,370	(18,056)	(1,794)
Preferred distributions	(6,279)	—	—	—	(6,279)
Net loss attributable to FelCor LP common unitholders	$(8,073)	$2,686	$15,370	$(18,056)	$(8,073)

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FELCOR LODGING LIMITED PARTNERSHIP

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

For the Three Months Ended June 30, 2016

(in thousands)

	FelCor LP	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenues:
Hotel operating revenue	$—	$236,761	$—	$—	$236,761
Percentage lease revenue	—	—	46,953	(46,953)	—
Other revenue	1	1,022	122	—	1,145
Total revenues	1	237,783	47,075	(46,953)	237,906

Expenses:
Hotel operating expenses	—	145,887	—	—	145,887
Taxes, insurance and lease expense	26	56,112	5,679	(46,953)	14,864
Corporate expenses	—	3,360	2,687	—	6,047
Depreciation and amortization	93	12,030	17,054	—	29,177
Impairment	—	6,333	—	—	6,333
Other expenses	187	1,661	294	—	2,142
Total operating expenses	306	225,383	25,714	(46,953)	204,450
Operating income	(305)	12,400	21,361	—	33,456
Interest expense, net	(14,601)	9	(5,315)	—	(19,907)
Other gains, net	—	—	100	—	100
Income before equity in income from unconsolidated entities	(14,906)	12,409	16,146	—	13,649
Equity in income from consolidated entities	27,974	—	—	(27,974)	—
Equity in income from unconsolidated entities	652	85	(11)	—	726
Income from continuing operations before income tax	13,720	12,494	16,135	(27,974)	14,375
Income tax	(48)	73	—	—	25
Income from continuing operations before loss on sale of hotels	13,672	12,567	16,135	(27,974)	14,400
Loss on sale of hotels	(250)	(300)	(80)	—	(630)
Net income and comprehensive income	13,422	12,267	16,055	(27,974)	13,770
Loss attributable to noncontrolling interests	—	(57)	73	—	16
Preferred distributions - consolidated joint venture	—	—	(364)	—	(364)
Net income and comprehensive income attributable to FelCor LP	13,422	12,210	15,764	(27,974)	13,422
Preferred distributions	(6,279)	—	—	—	(6,279)
Net income attributable to FelCor LP common unitholders	$7,143	$12,210	$15,764	$(27,974)	$7,143

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FELCOR LODGING LIMITED PARTNERSHIP

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

For the Six Months Ended June 30, 2017

(in thousands)

	FelCor LP	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenues:
Hotel operating revenue	$—	$406,812	$—	$—	$406,812
Percentage lease revenue	—	—	84,530	(84,530)	—
Other revenue	39	1,490	203	—	1,732
Total revenues	39	408,302	84,733	(84,530)	408,544

Expenses:
Hotel operating expenses	—	264,495	—	—	264,495
Taxes, insurance and lease expense	106	101,582	12,198	(84,530)	29,356
Corporate expenses	—	7,025	6,196	—	13,221
Depreciation and amortization	231	21,570	33,565	—	55,366
Impairment	—	35,109	—	—	35,109
Other expenses	6,317	2,152	122	—	8,591
Total operating expenses	6,654	431,933	52,081	(84,530)	406,138
Operating income	(6,615)	(23,631)	32,652	—	2,406
Interest expense, net	(28,857)	37	(9,882)	—	(38,702)
Other gains, net	—	—	100	—	100
Loss before equity in income from unconsolidated entities	(35,472)	(23,594)	22,870	—	(36,196)
Equity in loss from consolidated entities	(3,379)	—	—	3,379	—
Equity in income from unconsolidated entities	1,016	(475)	(23)	—	518
Loss from continuing operations before income tax	(37,835)	(24,069)	22,847	3,379	(35,678)
Income tax	(56)	(994)	—	—	(1,050)
Loss from continuing operations before loss on sale of hotels	(37,891)	(25,063)	22,847	3,379	(36,728)
Loss on sale of hotels	—	(652)	(221)	—	(873)
Net loss and comprehensive loss	(37,891)	(25,715)	22,626	3,379	(37,601)
Loss attributable to noncontrolling interests	—	260	177	—	437
Preferred distributions - consolidated joint venture	—	—	(727)	—	(727)
Net loss and comprehensive loss attributable to FelCor LP	(37,891)	(25,455)	22,076	3,379	(37,891)
Preferred distributions	(12,558)	—	—	—	(12,558)
Net loss attributable to FelCor LP common unitholders	$(50,449)	$(25,455)	$22,076	$3,379	$(50,449)

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.          FelCor LP’s Consolidating Financial Information - (continued)

FELCOR LODGING LIMITED PARTNERSHIP

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

For the Six Months Ended June 30, 2016

(in thousands)

	FelCor LP	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Total Consolidated
Revenues:
Hotel operating revenue	$—	$446,218	$—	$—	$446,218
Percentage lease revenue	—	—	90,498	(90,498)	—
Other revenue	187	1,454	191	—	1,832
Total revenues	187	447,672	90,689	(90,498)	448,050

Expenses:
Hotel operating expenses	—	288,116	—	—	288,116
Taxes, insurance and lease expense	53	107,595	11,296	(90,498)	28,446
Corporate expenses	—	7,695	6,752	—	14,447
Depreciation and amortization	144	24,027	34,189	—	58,360
Impairment	—	6,333	—	—	6,333
Other expenses	419	2,213	338	—	2,970
Total operating expenses	616	435,979	52,575	(90,498)	398,672
Operating income	(429)	11,693	38,114	—	49,378
Interest expense, net	(29,262)	18	(10,383)	—	(39,627)
Other gains, net	—	—	100	—	100
Income before equity in income from unconsolidated entities	(29,691)	11,711	27,831	—	9,851
Equity in income from consolidated entities	37,841	—	—	(37,841)	—
Equity in income from unconsolidated entities	716	(121)	(23)	—	572
Income from continuing operations before income tax	8,866	11,590	27,808	(37,841)	10,423
Income tax	(164)	(226)	—	—	(390)
Income from continuing operations before loss on sale of hotels	8,702	11,364	27,808	(37,841)	10,033
Loss on sale of hotels	(250)	(757)	(337)	—	(1,344)
Net income and comprehensive income	8,452	10,607	27,471	(37,841)	8,689
Loss attributable to noncontrolling interests	—	313	174	—	487
Preferred distributions - consolidated joint venture	—	—	(724)	—	(724)
Net income and comprehensive income attributable to FelCor LP	8,452	10,920	26,921	(37,841)	8,452
Preferred distributions	(12,558)	—	—	—	(12,558)
Net loss attributable to FelCor LP common unitholders	$(4,106)	$10,920	$26,921	$(37,841)	$(4,106)

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.          FelCor LP’s Consolidating Financial Information - (continued)

FELCOR LODGING LIMITED PARTNERSHIP

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Six Months Ended June 30, 2017

(in thousands)

	FelCor LP	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Total Consolidated
Operating activities:
Cash flows from operating activities	$(33,170)	$41,039	$59,380	$—	$67,249
Investing activities:
Improvements and additions to hotels	5	(12,604)	(29,322)	—	(41,921)
Net payments related to asset sales	(623)	(524)	(149)	—	(1,296)
Change in restricted cash - investing	—	(2,070)	(2,639)	—	(4,709)
Distributions from unconsolidated entities	840	—	—	—	840
Intercompany financing	64,241	—	—	(64,241)	—
Cash flows from investing activities	64,463	(15,198)	(32,110)	(64,241)	(47,086)
Financing activities:
Proceeds from borrowings	—	—	51,000	—	51,000
Repayment of borrowings	—	—	(30,419)	—	(30,419)
Contributions from noncontrolling interests	—	299	—	—	299
Distributions paid to preferred unitholders	(12,558)	—	—	—	(12,558)
Distributions paid to common unitholders	(16,631)	—	—	—	(16,631)
Net proceeds from issuance of preferred capital - consolidated joint venture	—	—	648	—	648
Intercompany financing	—	(13,940)	(50,301)	64,241	—
Other	(955)	—	(729)	—	(1,684)
Cash flows from financing activities	(30,144)	(13,641)	(29,801)	64,241	(9,345)
Change in cash and cash equivalents	1,149	12,200	(2,531)	—	10,818
Cash and cash equivalents at beginning of period	13,532	29,141	4,644	—	47,317
Cash and cash equivalents at end of period	$14,681	$41,341	$2,113	$—	$58,135

FELCOR LODGING TRUST INCORPORATED AND FELCOR LODGING LIMITED PARTNERSHIP

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

16.          FelCor LP’s Consolidating Financial Information - (continued)

FELCOR LODGING LIMITED PARTNERSHIP

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS

For the Six Months Ended June 30, 2016

(in thousands)

	FelCor LP	Subsidiary Guarantors	Non- Guarantor Subsidiaries	Eliminations	Total Consolidated
Operating activities:
Cash flows from operating activities	$(34,655)	$41,661	$64,559	$—	$71,565
Investing activities:
Improvements and additions to hotels	(7)	(15,093)	(16,809)	—	(31,909)
Net payments related to asset sales	(723)	(533)	(205)	—	(1,461)
Insurance proceeds	—	—	94	—	94
Change in restricted cash - investing	—	(3,540)	(2,464)	—	(6,004)
Distributions from unconsolidated entities	386	—	—	—	386
Intercompany financing	87,950	—	—	(87,950)	—
Cash flows from investing activities	87,606	(19,166)	(19,384)	(87,950)	(38,894)
Financing activities:
Proceeds from borrowings	—	—	50,000	—	50,000
Repayment of borrowings	—	—	(27,145)	—	(27,145)
Payment of deferred financing fees	—	—	(12)	—	(12)
Distributions paid to preferred unitholders	(12,558)	—	—	—	(12,558)
Distributions paid to common unitholders	(16,848)	—	—	—	(16,848)
Repurchase of common units	(27,427)	—	—	—	(27,427)
Distributions paid to noncontrolling interests	—	—	(1)	—	(1)
Contributions from noncontrolling interests	—	313	217	—	530
Net proceeds from issuance of preferred capital- consolidated joint venture	—	—	597	—	597
Intercompany financing	—	(17,208)	(70,742)	87,950	—
Other	(667)	—	(729)	—	(1,396)
Cash flows from financing activities	(57,500)	(16,895)	(47,815)	87,950	(34,260)
Effect of exchange rate changes on cash	—	—	(9)	—	(9)
Change in cash and cash equivalents	(4,549)	5,600	(2,649)	—	(1,598)
Cash and cash equivalents at beginning of period	21,219	33,873	4,694	—	59,786
Cash and cash equivalents at end of period	$16,670	$39,473	$2,045	$—	$58,188